UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2013

LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2013, LNB Bancorp, Inc. (the “Company”) entered into privately-negotiated agreements (each, an “Exchange Agreement” and, together, the “Exchange Agreements”) with institutional investors advised by Wellington Management Company, LLP, institutional investors managed by Sandler O’Neill Asset Management, LLC, institutional investors advised by Basswood Capital Management, LLC, and Jeffrey A. Aukerman (each, a “Seller” and, together, the “Sellers”) with respect to the exchange (the “Exchange”) of newly issued common shares, $1.00 par value per share, of the Company (“Common Shares”) for shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, $1,000 per share liquidation preference (“Series B Preferred Stock”).  The Exchange was consummated on March 15, 2013.  In the Exchange, the Company issued an aggregate of 1,359,348 Common Shares at a price of $7.16 per share to the Sellers in exchange for an aggregate of 9,733 shares of Series B Preferred Stock at a price of 100% of the per share liquidation preference, or $1,000 per share.  The Company also delivered cash to the Sellers in lieu of fractional Common Shares and cash in an amount equal to the accrued and unpaid dividends due on the shares of Series B Preferred Stock. Following the completion of the Exchange, an aggregate of 9,200 shares of the Series B Preferred Stock remain outstanding.  In the Exchange, the aggregate amount of Common Shares issued to the institutional investors advised by Wellington Management Company, LLP, and to the institutional investors managed by Sandler O’Neill Asset Management, LLC, was in each case more than 5% of the Company’s outstanding Common Shares.

The issuance of the Common Shares to the Sellers by the Company in exchange for the Series B Preferred Stock pursuant to the Exchange Agreements was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) thereunder on the basis that the transactions constitute an exchange with an existing holder of the Company’s securities and no commission or other remuneration outside the consideration under the Exchange Agreements was paid or given directly or indirectly to any party for soliciting such exchange.

Sandler O’Neill & Partners, L.P., an affiliate of Sandler O’Neill Asset Management, LLC, has provided and in the future may provide investment banking and/or advisory services to the Company from time to time for which Sandler O’Neill & Partners, L.P. has received and in the future may receive customary fees and expenses. Sandler O’Neill & Partners, L.P. acted as the Company’s financial advisor in connection with the Exchange, but was not engaged to and did not solicit any holders of Series B Preferred Stock in connection with the Exchange, and did not make any recommendation to holders of Series B Preferred Stock as to whether to exchange or refrain from exchanging their Series B Preferred Stock.

The foregoing summary of the terms of the Exchange Agreements is qualified in its entirety by reference to the full text of the Exchange Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On March 15, 2013, the Company issued a press release announcing the Exchange.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement.

99.1	Press Release issued by LNB Bancorp, Inc., dated March 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date: March 15, 2013	By:	/s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Exchange Agreement.

99.1	Press Release issued by LNB Bancorp, Inc., dated March 15, 2013.